EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



June 4, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street,  N.W.
Washington, D.C.  20549

Re:  PlanetLink Communications, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to PlanetLink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 8,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                          Very  truly  yours,

                                          /s/  Norman  T.  Reynolds

                                          Norman  T.  Reynolds


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